                                                                     Exhibit 6


                           THIS SECURITY IS A GLOBAL SECURITY WITHIN THE
MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBT SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                           UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


NO.                                                                   CUSIP NO.


----------

                             [Form of Face of DECS]

                                 TRIBUNE COMPANY

                                                   DECS (sm)
                    (Debt Exchangeable for Common Stock (sm))

                    __% Exchangeable Note Due August 15, 2001

          (Subject to Exchange at Maturity into Shares of Common Stock,
            Par Value $.01 Per Share, of The Learning Company, Inc.)

                           Tribune Company, a Delaware corporation (hereinafter
called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of ____________________
______________________________________________Dollars ($         )

(or $____ for each Debt Exchangeable for Common Stock (each, a "DECS") represented by this note) on August 15, 2001 (subject to the mandatory exchange provisions at Maturity described below), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on such principal amount from the date of original issuance or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly on February 15, May 15, August 15 and November 15 of each year (each, and "Interest Payment Date" and, collectively, the "Interest Payment Dates"), commencing November 15, 1998, at the rate per annum specified in the title of this note, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the person in whose name this DECS (or the DECS in exchange or substitution for which this DECS was issued) is registered at the close of business on the Regular Record Date (as defined below) for interest payable on such Interest Payment Date. The Regular Record Date for any interest payment is the close of business on the February 1, May 1, August 1 and November 1 immediately preceding the relevant Interest Payment Date, whether or not a Business Day (as defined below), provided that interest payable at Maturity shall be payable to the person to whom the principal hereof is payable. In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or this DECS) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and, if such payment is so made, no interest shall accrue for the period from and after such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the person in whose name this DECS (or the DECS in exchange or substitution for which this DECS was issued) is registered at the close of business on a record date for the payment of such interest to be fixed by the Trustee for the DECS, notice whereof shall be given to Holders of the DECS not less than ten days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the DECS may be listed and not deemed impracticable by the Trustee, and upon such notice as may be required by such exchange.

                  At Maturity, the principal amount of this DECS will be mandatorily exchanged into a number of shares of Common Stock, par value $.01 per share (the "Learning Common Stock"), of The Learning Company, Inc. ("The Learning Company") at the Exchange Rate (as defined below). The "Exchange Rate" is equal to (a) if the Maturity Price (as defined below) is greater than or equal to $__ (the "Threshold Appreciation Price"), ____ shares of Learning Common Stock per DECS, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than $___ (the "Initial Price"), (i) a fraction equal to the Initial Price divided by the Maturity Price of (ii) one share of Learning common Stock per DECS (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of Learning Common Stock per DECS. ACCORDINGLY, THE VALUE OF THE LEARNING COMMON STOCK TO BE RECEIVED BY HOLDERS OF THE DECS (OR, AS DISCUSSED BELOW, THE CASH EQUIVALENT THAT MAY BE RECEIVED IN LIEU OF SUCH SHARES) AT MATURITY WILL NOT NECESSARILY EQUAL THE PRINCIPAL AMOUNT OF SUCH DECS. Any shares of Learning Common Stock delivered by the Company to the Holders of the DECS that are not affiliated with The Learning Company shall be free of any transfer restrictions, and the holders of DECS will be responsible for the payment of any and all brokerage costs upon the subsequent sale of such shares. No fractional shares of Learning Common Stock will be issued at Maturity as provided in the Indenture.

                  The Company may at its option, in lieu of delivering shares of Learning Common Stock, deliver cash in an amount equal to the value of such number of shares of Learning Common Stock at the Maturity Price as provided in the Indenture; provided, however, that if such option is exercised, the Company shall deliver cash with respect to all, but not less than all, of the shares of Learning Common Stock that would otherwise be deliverable.

                  Notwithstanding the foregoing, (i) in the case of certain dilution events, the Exchange Rate will be subject to adjustment and (ii) in the case of certain adjustment events, the consideration received by Holders of DECS at Maturity will be shares of Learning Common Stock, other securities and/or cash, each as provided in the Indenture.

                  The "Maturity Price" is defined as the average Closing Price per share of Learning Common Stock on the 20 Trading Days immediately prior to (but not including) the date of Maturity or, under certain circumstances, the market value per share of Learning Common Stock as of the date of Maturity as determined by a nationally recognized investment banking firm retained for this purpose by the Company, as provided in the Indenture. The "Closing Price" of any security on any date of determination means (i) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange (the "NYSE") on such date,
(ii) if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, (iii) if such security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market, (iv) if such security is not so reported, the last quoted bid price for such security in the over-the counter market as reported by the National Quotation Bureau or similar organization or (v) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from each of at least three nationally recognized investment banking firms selected for this purpose by the Company. A "Trading Day" is defined as a Business Day on which the security the Closing Price of which is being determined (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security. "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE, banking institutions or trust companies in The City of New York, New York are authorized or obligated by law or executive order to close.

                  Interest on this DECS will be payable, and delivery of Learning Common Stock (or, at the Company's option, cash in an amount equal to the value of such Learning Common Stock and/or such other consideration as permitted or required herein) in exchange for the principal amount of this DECS at Maturity will be made upon surrender of this DECS, at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, in

The City of New York and payment of interest on (and, if the Company elects not to deliver Learning Common Stock and/or other securities upon exchange at Maturity, the cash equivalent thereof payable upon exchange for the principal amount of) this DECS will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear on the register for the DECS.

                  ADDITIONAL PROVISIONS OF THIS DECS ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL HAVE THE SAME EFFECT AS
THOUGH FULLY SET FORTH IN THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for this DECS by manual signature, this DECS shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose. "DECS" and "Debt Exchangeable for Common Stock" are service marks of Salomon Brothers Inc.

                  IN WITNESS WHEREOF, Tribune Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                        TRIBUNE COMPANY



                                              By:
                                                 Name:
                                                 Title:



Attest:
Name:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities issued under the within-mentioned Indenture.

                                                      BANK OF MONTREAL TRUST
                                                      COMPANY, as Trustee


                                                      By:
                                                            Authorized Officer

                            [Form of Reverse of DECS]

                                 TRIBUNE COMPANY

                    __% Exchangeable Note Due August 15, 2001

          (Subject to Exchange at Maturity into Shares of Common Stock,
            Par Value $.01 Per Share, of The Learning Company, Inc.)


                  This DECS is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Debt Securities") of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to $____________, all such Debt Securities issued and to be issued under an indenture dated as of January 1, 1997, as supplemented by the [First Supplemental Indenture dated _______, 199_] (as so supplemented and as may be further supplemented from time to time, the "Indenture") between the Company and Bank of Montreal Trust Company, as trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), pursuant to which the Company has designated Bank of Montreal Trust Company as Trustee for the DECS, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Debt Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Debt Securities and of the Company, and the terms upon which the Debt Securities are and are to be authenticated and delivered. As provided in the Indenture, the Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. Dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking fund or other purchase provisions, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This DECS is one of a series of the Debt Securities designated as __% Exchangeable Notes Due August 15, 2001.


                  The DECS may not be redeemed prior to Stated Maturity and are not entitled to the benefit of any sinking fund.

                  The provisions contained in the Indenture for defeasance of the Company's obligations upon compliance by the Company with certain conditions set forth therein will not be applicable to the DECS. Certain other provisions contained in the Indenture pertaining to satisfaction and discharge of the Indenture upon deposit of funds with the Trustee shall apply to the DECS in the manner set forth in the [First] Supplemental Indenture referred to above.

                  If an Event of Default with respect to the DECS, as defined in the Indenture, shall occur and be continuing, the principal of all DECS may be declared due and payable and therefore will result in the mandatory exchange of the principal amount thereof for Learning Common

Stock (or, at the Company's option, cash and/or such other consideration as permitted or required herein), all in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities at the time outstanding of each series to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this DECS shall be conclusive and binding upon such Holder and upon all future Holders of this DECS and of any DECS issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this DECS.

                  No reference herein to the Indenture and no provision of this DECS or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this DECS at the times, place and rate, and in the manner, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, this DECS is transferable on the register for the DECS, upon surrender of this DECS for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York, New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar for the DECS duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new DECS, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental. charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

                  Certain capitalized terms used in this DECS but not defined herein have the meanings set forth in the Indenture.

                  THIS DECS SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  The Company, the Trustee for the DECS and any agent of the Company or such Trustee may treat the person in whose name this DECS is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this

DECS be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM     - as tenants in common           UNIF GIFT MIN ACT    -           Custodian
TEN ENT     - as tenants by the entireties                          ----------         -----------
JT TEN      - as joint tenants with right of                          (Cust)              (Minor)
              survivorship and not as                       Under Uniform Gifts to Minors Act
              tenants in common
                                                                    ------------------------------
                                                                               (State)


     Additional abbreviations may also be used though not in the above list.


               ---------------------------------------------------



 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



Please insert Social Security or Taxpayer I.D. or other
Identifying Number of Assignee



--------------------------------------------------------------------------------


 Please Print or Type Name and Address Including Postal Zip Code of Assignee


the within DECS and all rights thereunder, hereby irrevocably constituting and
appointing                                            attorney to transfer said

DECS on the books of Tribune Company with full power of substitution in the premises.


Dated:

                                             Signature


                                             NOTICE: The signature to this
                                             assignment must correspond with the
                                             name as it appears upon the face of
                                             the within DECS in every
                                             particular, without alteration or
                                             enlargement or any change
                                             whatsoever.